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                                                                   EXHIBIT 11.1

                             QUADRAMED CORPORATION

           STATEMENTS OF COMPUTATION OF COMMON SHARES AND EQUIVALENTS
                  (In thousands, except for per share amounts)

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
                                                                     Three Months Ended        Nine Months Ended
                                                                        September 30,            September 30,
                                                                    ---------------------      ------------------
                                                                      1996          1995        1996        1995
                                                                    -------        ------      ------     -------
Primary

Net income (loss)                                                   $    50        $ (731)     $  148     $(2,212)
                                                                    =======        ======      ======     =======
Weighted average common shares outstanding                              385           334         352         334
Weighted average common equivalent shares:
  Weighted average preferred stock outstanding                        2,789           835       1,485         835
Common stock option grants                                                9            --         210          --
Adjustments to reflect requirements of the Securities and
  Exchange Commission's Staff Accounting Bulletin No. 83:
  Common stock issuances                                                 --            50          33          50
  Preferred stock issuances                                              --         1,960       1,307       1,960
  Preferred stock and common stock warrants                           1,385           965       1,106         965
                                                                    -------        ------      ------     -------
Total weighted average common shares and
  equivalents                                                         4,568         4,144       4,493       4,144
                                                                    =======        ======      ======     =======
Net income (loss) per share                                         $  0.01        $(0.18)     $ 0.03     $ (0.53)
                                                                    =======        ======      ======     =======
Fully Diluted

Net income (loss)                                                   $    50        $ (731)     $  148     $(2,212)
                                                                    =======        ======      ======     =======
Weighted average common shares outstanding                              385           334         352         334
Weighted average common equivalent shares:
  Weighted average preferred stock outstanding                        2,789           835       1,485         835
Common stock option grants                                                9            --         210          --
Adjustments to reflect requirements of the Securities and
  Exchange Commission's Staff Accounting Bulletin No. 83:
  Common stock issuances                                                 --            50          33          50
  Preferred stock issuances                                              --         1,960       1,307       1,960
  Preferred stock and common stock warrants                           1,385           965       1,106         965
                                                                    -------        ------      ------     -------
Total weighted average common shares and
  equivalents                                                         4,568         4,144       4,493       4,144
                                                                    =======        ======      ======     =======
Net income (loss) per share                                         $  0.01        $(0.18)     $ 0.03      $(0.53)
                                                                    =======        ======      ======     =======

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